Exhibit 10.13(c)
SECOND AMENDMENT OF
U.S. BANK EXECUTIVE EMPLOYEE DEFERRED COMPENSATION
PLAN (2005 Statement)
     The U.S. Bank Executive Employee Deferred Compensation Plan (2005 Statement) (the “Plan”) is amended in the following respects:
1. DEFERRALS. Effective January 1, 2010, a new Section 3.3 shall be added to the Plan that reads as follows:
     3.3 Suspension of Deferral. If a Participant obtains a hardship distribution from a 401(k) plan sponsored by the Company (or an entity under common control with the Company for purposes of sections 414(b) and (c) of the Code), then as required under 26 C.F.R. § 1.401(k)-1(d)(3)(iv)(E)(2) and as permitted under 26 C.F.R. § 1.409A-3(j)(4)(viii), the Participant’s contributions this Plan shall be suspended for the minimum period required under the Code and accompanying regulations.
2. INTERNAL REVENUE CODE. Effective January 1, 2010, Section 10.9 shall be amended to add a new sentence after the first sentence that reads in full as follows:
Each provision shall be interpreted and administered in accordance with section 409A of the Code and guidance provided thereunder.
3. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.